Exhibit 32.2
Certification of CFO Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report of Wild Oats Markets, Inc. (the "Company") on Form 10-Q for the nine month period ended September 25, 2004 as filed with the Securities and Exchange Commission on the date hereof, Edward F. Dunlap hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward F. Dunlap
Edward F. Dunlap,
November 1, 2004

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Wild Oats Markets, Inc. and will be retained by Wild Oats Markets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.